SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the  Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                            REGIONAL BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No Fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


--------------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

     5)   Total fee paid


--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            REGIONAL BANKSHARES, INC.
                             206 South Fifth Street
                        Hartsville, South Carolina 29550
                                 (843) 383-4333

Dear Shareholder:

         You are cordially invited to attend the 2005 Annual Shareholders' Meeting of Regional Bankshares, Inc., to be held at The Fairfield Inn, 200 South Fourth Street, Hartsville, South Carolina 29550 on Thursday, May 12, 2005 at 11:00 a.m. Eastern Daylight Time. Notice of the meeting is enclosed.

         A proposal to elect four directors to serve until the 2008 Annual Shareholders' Meeting will be presented at the meeting. The nominees described in this Proxy Statement have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval.

         We hope that you will be able to join us and let us give you a review of 2004. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the Meeting. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.

         Thank you for helping us make our year a success. We look forward to your continued support in 2005.

                                              Sincerely,



                                              Curtis A. Tyner, Sr.
                                              Chief Executive Officer

Hartsville, South Carolina
April 4, 2005

                            REGIONAL BANKSHARES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Shareholders of Regional Bankshares, Inc. will be held at The Fairfield Inn, 200 South Fourth Street, Hartsville, South Carolina, on Thursday, May 12, 2005, at 11:00 a.m., for the following purposes:

     (1)  To elect four directors to each serve a three-year term; and

     (2) To act upon other such matters as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 21, 2005, are entitled to notice of and to vote at the meeting. In order that the meeting can be held, and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date, sign and promptly return the enclosed form of proxy. The Company's Board of Directors unanimously recommends a vote FOR approval of the proposals presented.

      Returning the signed proxy will not prevent a record owner of shares from voting in person at the meeting.

      Included with this notice are the Company's 2005 Proxy Statement and the Company's 2004 Annual Report to Shareholders.

                                            By Order of the Board of Directors



April 4, 2005                                Curtis A. Tyner, Sr.
                                             Chief Executive Officer

                            REGIONAL BANKSHARES, INC.
                             206 South Fifth Street
                        Hartsville, South Carolina 29550
                                 (843) 383-4333

                                 PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Regional Bankshares, Inc. (the "Company") for use at the 2005 Annual Meeting of Shareholders. The Annual Meeting will be held at 11:00 a.m. on Thursday, May 12, 2005 at The Fairfield Inn, 200 South Fourth Street, Hartsville, South Carolina. A Notice of Annual Meeting is attached, and a form of proxy is enclosed. This statement was first mailed to shareholders on or about April 4, 2005, in connection with the solicitation. The cost of this solicitation is being paid by the Company. The only method of solicitation to be employed, other than use of the proxy statement, is personal, telephone or other electronic contact by directors and regular employees of the Company.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2004, including financial statements, is enclosed. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy may be revoked in any of the following ways:

     o by delivering to J. Richard Jones, Jr., Corporate Secretary, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550, or by mailing to Mr. Jones at Post Office Box 2255, Hartsville, South Carolina 29551, written instructions revoking the proxy;

     o by mailing or delivering to Mr. Jones at the above addresses a duly executed proxy bearing a later date; or

     o    by voting in person at the meeting.

      Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

                                QUORUM AND VOTING

      At the close of business on March 21, 2005, there were outstanding 572,070 shares of the Company's common stock ($1.00 par value). Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. Only shareholders of record at the close of business on March 21, 2005 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

      A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Cumulative voting is not permitted. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder who wishes to submit proposals for the consideration of the shareholders at the 2006 Annual Meeting may do so by delivering them in writing to J. Richard Jones, Jr., Corporate Secretary, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550, or by mailing them in writing to Mr. Jones at Post Office Box 2255, Hartsville, South Carolina

29551. In addition to other applicable requirements, for business to be properly brought before the 2006 Annual Meeting of Shareholders, a shareholder must give timely notice of the matter to be presented at the meeting in a proper written form to the Secretary. To be timely, notice must be given to the Secretary at the above address not less than 30 nor more than 60 days prior to the annual meeting; provided that, if less than 31 days' notice of the meeting is given to shareholders, such notice must be mailed or delivered to the Secretary no later than the close of the tenth day following the day on which the notice of meeting was mailed to shareholders. All proposals must comply with the requirements of the Bylaws. Such written proposals must be received prior to December 5, 2005, for inclusion, if otherwise appropriate, in the Company's 2006 Proxy Statement and form of Proxy relating to that meeting. With respect to any shareholder proposal not received by the Company prior to February 18, 2006, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                              ELECTION OF DIRECTORS

      The Company's Articles of Incorporation provide that the Board of Directors may be divided into three classes, with approximately one-third of the Company's Board of Directors being elected each year at the Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires are elected for a three-year term. Directors serve until their successors are elected and qualify to serve.

      The number of directors is currently set at 11. The four directors whose terms expire in 2005 have been nominated by the Board of Directors for re-election to serve for the next three years. Their terms will expire at the 2008 Annual Meeting. Set forth below is information about the nominees for reelection and current directors whose terms will continue after the 2005 Annual Meeting. Each nominee and director has served as a director since 1999, including service on the Board of Directors of Hartsville Community Bank, N.A. prior to formation of the Company.

      The persons named in the enclosed form of proxy intend to vote for the election as directors of the persons named below as nominees. Unless a contrary specification is indicated, the enclosed form of proxy will be voted FOR such nominees. In the event that any such nominee is not available to serve, the persons acting under the proxy intend to vote for the election, in his stead, of such other person as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

      The Board of Directors recommends a vote FOR all nominees.

    Nominees for Re-election to the Board of Directors for terms of office to continue until the Annual Meeting of Shareholders in 2008

         Franklin Hines (age 71). Mr. Hines is a native of Hartsville and has been the President and Chief Executive Officer of Hines Funeral Home, Inc. and Hines Enterprises, Inc., a provider of funeral-related products and services, for the past 28 years. Mr. Hines has been a member of the Hartsville City Council for the past 20 years. He has also served on the local advisory board of

Carolina Bank & Trust and recently served as a member of the local advisory board of BankAmerica Corp. Mr. Hines received his B.A. degree in Industrial Arts from Cheyney State University in 1961, and received his Mortuary Science Degree from the John Tyler School of Mortuary Science in 1974.

         J. Richard Jones, Jr. (age 52). Mr. Jones is an attorney and a partner in the law firm of Stanton & Jones in Hartsville. Mr. Jones also served as a Hartsville City Judge from June 1992 to June 1995. Mr. Jones received both his B.A. degree in History and his J.D. degree from the University of South Carolina in 1973 and 1976, respectively.

         Woodward H. Morgan III (age 63). Dr. Morgan is a native of Hartsville and is a retired veterinarian and golf course developer. Prior to his retirement, Dr. Morgan was the owner of Hartsville Animal Hospital and served on the local advisory board of South Carolina Federal. Dr. Morgan received his B.S. degree in Industrial Management from Clemson University in 1964, and received his degree in Veterinary Medicine from the University of Georgia in 1974.

         Gosnold G. Segars (age 60). Mr. Segars is a native of Hartsville and serves as the Company's Chairman of the Board. He has been involved in the business of residential and agricultural land development in Hartsville since 1967. Mr. Segars is also involved in the Hartsville real estate brokerage business through his company, G. Graham Segars & Sons, Inc. Mr. Segars also has substantial ownership interests in other companies involved in the leasing of industrial and warehouse space in Hartsville and surrounding communities. Mr. Segars served on the local advisory board of Carolina Bank & Trust from 1989 to 1998. Mr. Segars received his B.S. degree in agronomy from Clemson University in 1966.

                Members of the Board of Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2007

         Francine P. Bachman (age 71). Ms. Bachman is a native of Hartsville and is currently a homemaker and has been a retired school teacher since 1964. Ms. Bachman received her B.S. degree from Salem College in 1955.

         Thomas James Bell, Jr. (age 62). Dr. Bell is a native of Hartsville and has been a family physician in Hartsville since 1972. Dr. Bell received his B.S. degree in pre-medicine from Clemson University in 1965, and received his M.D. degree from the Medical University of South Carolina in 1969.

         Peter C. Coggeshall, Jr. (age 61). Mr. Coggeshall is a native of Hartsville and retired from Sonoco Products Company in 1998, where he had been employed since 1969. His last position with Sonoco was Vice President, Administration. Mr. Coggeshall also served on the local advisory board of Wachovia Bank from 1988 to 1998. Mr. Coggeshall received his B.A. degree in English from Davidson College in 1965, and his M.B.A. degree in General Management from Harvard University in 1969.

          Members of the Board of Directors whose terms of office will continue until the Annual Meeting of Shareholders in 2006

         Randolph G. Rogers (age 57). Mr. Rogers is a native of Hartsville and is a farmer with almost 30 years' experience in operating an agricultural business.

         Howard W. Tucker, Jr. (age 67). Dr. Tucker is an optometrist with Pee Dee Eye Associates in Hartsville. He also served as a director of Mutual Savings & Loan for 11years, where he was a member of the loan committee. Dr. Tucker received an Associate Degree from Wingate College in 1960. Dr. Tucker received both his B.S. degree and his O.D. degree from the Southern College of Optometry in 1963.

         Curtis A. Tyner, Sr. (age 56). Mr. Tyner is a native of Hartsville and serves as the President and Chief Executive Officer of the Company and of Hartsville Community Bank. Mr. Tyner served as Senior Lending Officer and Executive Vice President of First National South in Marion, South Carolina from October, 1994 until September, 1998, when First National South was acquired by another financial institution. Prior to joining First National South, Mr. Tyner was employed with The Palmetto Bank in Laurens, South Carolina since 1976. While at The Palmetto Bank, Mr. Tyner served in numerous capacities, including loan officer, senior vice president, executive vice president and chief financial officer. Mr. Tyner received his B.S. degree in Business Administration from Francis Marion University in 1974 and his M.B.A. degree from the University of South Carolina in 1975.

         Patricia M. West (age 61). Ms. West is a retired school teacher of the Darlington County School System. Ms. West received her B.A. degree in Art and Education from Columbia College in 1965.

 Attendance at Meetings of the Board of Directors and Meetings of Shareholders

         During the last full fiscal year, ending December 31, 2004, the Board of Directors met six times, including regular and special meetings. Each incumbent director and director nominee attended at least 75% of the total number of meetings of the Board of Directors and committees of which he or she was a member.

         The Company encourages, but does not require, its directors to attend annual meetings of shareholders. Last year, seven of the Company's directors attended the annual meeting of shareholders.

Committees of the Board of Directors

Audit Committee

         The Company has an Audit Committee established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934 for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee reviews the

Company's financial statements and the internal financial reporting systems and controls with management and the independent auditors, recommends resolutions for any dispute between management and the auditors, and reviews other matters relating to the Company's relationship with its auditors. The Audit Committee is comprised of Messrs. Hines, Jones and Coggeshall. The Audit Committee does not have a written charter. With the exception of Mr. Jones, the members of the Audit Committee meet the audit committee member independence criteria set forth in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Audit Committee met twice in 2004.

Nominating Committee

         The Board of Directors does not have a separate nominating committee. Rather, the entire Board of Directors acts as a nominating committee. Based on the Company's size, the small geographic area in which it does business and the desirability of directors being a part of the communities served by the Company and familiar with the Company's customers, the Board of Directors does not believe the Company would derive any significant benefit from a separate nominating committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Company does not have a Nominating Committee charter.

         In recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include diversity, age, skills such as understanding of banking and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The Board will consider for nomination by the Board director candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Board for consideration as a Board of Directors' nominee, such shareholder must submit in writing to the Board the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to the Chairman of the Company at the Company's address and must be received no later than January 15 in any year to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee's candidates receive.

         Director candidates recommended by shareholders will not be considered for recommendation by the Board as potential Board of Directors' nominees if the shareholder recommendations are received later than January 15 in any year. However, shareholders may nominate director candidates for election at the annual meeting, but no person who is not already a director may be elected at an annual meeting of shareholders unless that person is nominated in writing at least 90 days prior to the meeting. Such nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and must be delivered or mailed to the President of the Company, not less than 90 days prior to any meeting of Shareholders called for the election of Directors. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) any other information required by Regulation 14A under the Exchange Act. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Compensation Committee

         The Company does not have an executive compensation committee. The entire Board acts as a compensation committee.

Shareholder Communications with the Board of Directors

         Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Executive Officers

         Curtis A. Tyner, Sr., the President and Chief Executive Officer of the Company, is the Company's only executive officer. Information about Mr. Tyner is set forth above under "Election of Directors."

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's common stock as of March 21, 2005, by each current director, the Chief Executive Officer, and all directors and executive officers as a group. Other than as set forth below, management knows of no person who beneficially owns more than 5% of the Company's common stock.

                                                                             Number of Shares
                                                                               Beneficially         Percentage
       Name                                              Position                Owned(1)           Ownership
       ----                                              --------                --------           ---------

Curtis A. Tyner, Sr.(2)                         President, Chief Executive        20,000              3.22%
                                                   Officer and Director

Gosnold G. Segars (3)                             Chairman of the Board           38,700              6.24%
     2586 Kelleytown Road
     Hartsville, SC 29550

Francine P. Bachman (4)                                  Director                 25,800              4.16%

Thomas James Bell, Jr. (5)                               Director                 25,000              4.03%

Peter C. Coggeshall, Jr. (6)                             Director                 15,000              2.42%

Franklin Hines (7)                                       Director                 15,000              2.42%

J. Richard Jones (8)                              Secretary and Director          15,000              2.42%

Woodward H. Morgan III (9)                               Director                 21,000              3.39%

Randolph G. Rogers (10)                                  Director                 34,100              5.50%
     1901 E. Carolina Avenue
     Hartsville, SC 29550

Howard W. Tucker, Jr. (11)                               Director                 21,900              3.53%

Patricia M. West (12)                                    Director                 20,600              3.32%

All Directors and Executive
Officers as a Group (11 Persons)(13)                                             252,100             40.64%

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.

(2) Includes 200 shares held by Mr. Tyner's wife, 8,714 shares held in Mr. Tyner's individual retirement account, 2,200 shares subject to currently exercisable warrants, and 5,000 shares subject to currently exercisable options.
(3) Includes 2,500 shares held by Mr. Segars' wife, and 4,700 shares subject to currently exercisable warrants.
(4) Includes 10,000 shares held by Ms. Bachman's husband, 800 shares held by Ms. Bachman as custodian for her grandchildren, and 4,700 shares subject to currently exercisable warrants.
(5) Includes 10,000 shares held in Mr. Bell's individual retirement account, and 4,700 shares subject to currently exercisable warrants.
(6)  Includes 4,700 shares subject to currently exercisable warrants.
(7)  Includes 4,700 shares subject to currently exercisable warrants.
(8) Includes 1,000 shares subject to currently exercisable warrants, and 4,000 shares held in Mr. Jones' individual retirement account.
(9) Includes 1,000 shares held by Mr. Morgan as custodian for his grandson, and 4,000 shares subject to currently exercisable warrants.
(10) Includes 5,000 shares held by Mr. Rogers' wife, 300 shares held by Mr. Rogers' wife as custodian for his children, and 4,700 shares subject to currently exercisable warrants.
(11) Includes 17,100 shares held in Mr. Tucker's individual retirement account, 800 shares held by Mr. Tucker's wife, and 3,100 shares subject to currently exercisable warrants.
(12) Includes 100 shares held by Ms. West's husband, 5,000 shares held in the individual retirement account of Ms. West's husband, 500 shares held by Ms. West's husband as custodian for Ms. West's grandchildren, and 4,700 shares subject to currently exercisable warrants.
(13) Includes 48,200 shares subject to currently exercisable options and warrants.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

         The following table sets forth information about the Chief Executive Officer's compensation. The Company does not have any other executive officers.

                           Summary Compensation Table

                                                                                      Long Term
                                                                                    Compensation
                                                                                    ------------
                                                  Annual Compensation(1)               Awards
                                                  ----------------------               ------
                                                                                      Number of
                                                                                     Securities
                                                                                     Underlying          All Other
                                                                                       Options            Compen-
Name and Principal Position         Year         Salary              Bonus             Awarded           sation(2)
---------------------------         ----         ------              -----           -----------         ---------
Curtis A. Tyner, Sr.                2004        $125,526           $27,500                   -            $4,429
 President, Chief Executive         2003         121,300            12,500                   -             4,659
 Officer and Treasurer              2002         116,300            12,500               5,000             3,956

---------------
(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.
(2) Includes Company contributions of $3,767 in 2004, $3,669 in 2003 and $3,459 in 2002 to a simple retirement plan on behalf of Mr. Tyner, and payments by the Company of $662, $990 and $497 in 2004, 2003 and 2002, respectively, for term life insurance premiums for Mr. Tyner.

                        Option Grants in Last Fiscal Year

         No options were granted to the Chief Executive Officer in 2004.

          Option Exercises and Year End Options Outstanding and Values

         No options were exercised by the Chief Executive Officer during 2004. The following table sets forth information about options held by the Chief Executive Officer at December 31, 2004.

                                      Number of Securities                           Value of Unexercised
                                     Underlying Unexercised                              In-the-Money
                                       Options 12/31/04(1)                           Options 12/31/04(2)
Name                           Exercisable           Unexercisable            Exercisable           Unexercisable
----                           -----------           -------------            -----------           -------------

Curtis A. Tyner                      5,000                      -0-               $4,100                      -0-

-------------------------
(1) The table does not include information about the 2,200 currently exercisable Organizer Warrants held by Mr. Tyner. See "Compensation of Directors - Organizer Warrants."
(2) Based on a price of $13.82 per share, the weighted average price at which the Company's Common Stock has traded during the past year in trades of which the Company has knowledge, and an exercise price of $13.00 per share. The Common Stock is not, however, widely traded and such price may not be indicative of market value.

Employment Agreement

         Curtis A. Tyner, Sr. has entered into an employment agreement with the Company, which provides for a base salary of $100,000. Mr. Tyner's base salary may be increased from time to time in the discretion of the Board of Directors. In addition, Mr. Tyner is entitled to receive such additional incentive compensation as may be awarded from time to time in the discretion of the Board of Directors. Mr. Tyner may also be awarded a target bonus not to exceed 25% of his then-current base salary upon the attainment, in the discretion of the Board of Directors, of individual performance goals and certain specified corporate objectives. Mr. Tyner will also be entitled to participate in all incentive, stock option or warrant, savings and retirement plans, welfare benefit plans, practices, policies and programs applicable generally to the Company's senior executive officers. The term of Mr. Tyner's employment agreement commenced on September 27, 1999 and will continue for a period of 36 full calendar months thereafter. On each anniversary of opening of Hartsville Community Bank, N.A., Mr. Tyner's employment will be extended for an additional 12-month period, unless either party provides notice that the term of employment shall not be extended.

         In the event of Mr. Tyner's disability, the Company will continue to pay him 100% of his then-current base salary during the first 12 months of a continuous period of disability. However, if Mr. Tyner is disabled for a continuous period exceeding 12 months, the Company may, at its election, terminate his employment and cease payment of his base salary. The employment agreement is terminable by the Company immediately for cause (as defined in the employment agreement). In addition, the Company may terminate the employment agreement for any reason provided that the Company pays Mr. Tyner a sum equal to two times his then current base salary. The employment agreement also provides that upon a "change in control" (as defined in the employment agreement) of the Company, Mr. Tyner is entitled to a sum equal to two times his then current base salary. Under the agreement, Mr. Tyner is subject to standard contractual provisions requiring him not to use or divulge any confidential information for a period of two years following Mr. Tyner's voluntary termination of his employment. In addition, Mr. Tyner is prohibited from competing with the Company by performing banking services within the city of Hartsville or within a 100 mile radius thereof for a period of two years following Mr. Tyner's voluntary termination of employment. Similarly, Mr. Tyner is prohibited from soliciting the business of any of the Company's clients or employing any of the Company's employees for a period of two years following Mr. Tyner's voluntary termination of his employment.

         The foregoing is only a summary of the Employment Agreement between Mr. Tyner and the Company and is qualified in its entirety by reference to the Agreement.

Compensation of Directors

Standard Compensation

         Directors currently receive $200 for each meeting of the Board of Directors and $100 for each committee meeting.

Organizer Warrants

         In consideration of their placing personal funds at risk and their efforts in organizing Hartsville Community Bank, N.A. and their commitment to serve as the Bank's initial directors, each of the Company's present directors in their capacity as organizers of the Bank, received a warrant to purchase 5,000 shares of the Bank's common stock. The Bank warrants were converted into warrants to purchase common stock of the Company in connection with the Company's acquisition of the Bank. The exercise price for the warrants is $10.00 per share and they may be exercised over a ten-year period. All of the warrants have vested and are currently exercisable.

         The Company has the right, upon notice from the Federal Deposit Insurance Corporation that the Bank is capital deficient, to require that each director exercise or forfeit all of his or her warrant rights within 21 days of the Company's call for the exercise of the warrants.

         On November 18, 2004, each director was granted additional warrants to purchase 10,000 shares of the Company's common stock at a price of $13.50 per share. The warrants vest equally over a three-year period beginning November 18, 2005, and will expire on November 18, 2014.

         Assuming all of the warrants issued to the directors are exercised and that the Company issues no further common stock, the directors would beneficially own an aggregate of 357,100 shares, or 52% of the Company's outstanding common stock.

                             2001 STOCK OPTION PLAN

         At the 2001 Annual Meeting of Shareholders, the shareholders approved the 2001 Stock Option Plan, which reserves 50,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 2001 Stock Option Plan. The Plan is administered by the Board of Directors or a Committee appointed by the Board of Directors. Options awarded under the Plan may be "incentive stock options" within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2001 Stock Option Plan to persons who are officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. The Board of Directors or the Committee selects the persons to receive grants under the 2001 Stock Option Plan and determines the number of shares covered by options granted under the 2001 Stock Option Plan.

         All stock options will have such exercise prices as may be determined by the Board of Directors or the Committee at the time of grant, but such prices may not be less than the fair market value of the Common Stock (as determined in accordance with the Plan) at the date of grant. The Board of Directors or the Committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

         The number of shares reserved for issuance under the Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of the Company (both as defined in the Plan). In the event of an extraordinary corporate action (as described in the Plan), subject to any required shareholder approval, the Board of Directors or the Committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or Committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the Plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the Plan, materially increase benefits to participants under the Plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The 2001 Stock Option Plan will terminate on March 28, 2011, and no options will be granted thereunder after that date.

         At March 21, 2005, options to purchase a total of 15,000 shares of common stock were outstanding under the 2001 Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company, in the ordinary course of its business, makes loans to and has other transactions with directors, officers, principal shareholders, and their associates. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal stockholders, and their associates. The aggregate dollar amount of such loans outstanding at December 31, 2004 was $3,172,011. During 2004, $889,950 of new advances were made and repayments totaled $37,050.

         The law firm of Stanton and Jones, in which J. Richard Jones, Jr., a director of the Company, is a partner, provided legal services to the Company in 2004 and expects to continue to provide legal services to the Company in 2005.

         The Company leases its operations center from an entity controlled by Gosnold G. Segars, a director of the Company. The lease is renewable on an annual basis until 2008. The current monthly rental amount is $1,000 per month. Rental expense associated with this lease was $12,000 for the year ended December 31, 2004. Assuming the lease is renewed at the same monthly rate, future minimum lease payments would be $12,000 per year over the next three years, or a total of $36,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to the Company, it appears that all such reports for these persons were filed in a timely fashion during 2004.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Elliott Davis, LLC, Certified Public Accountants, to serve as the Company's independent certified public accountants for 2005. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they so desire.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by the Company's independent auditors for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2004 and 2003, and for other services rendered during such years, on behalf of the Company and the Bank, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to the Company.

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. For the years ended December 31, 2003 and 2004, respectively, Elliott Davis, LLC billed the Company an aggregate of $23,675 and $25,630 for audit fees.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". For the year ended December 31, 2003 Elliott Davis, LLC did not bill the Company for audit-related fees. For the year ended December 31, 2004 Elliott Davis billed the Company an aggregate of $2,100 for audit related fees.

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal, state and international tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning. For both the years ended December 31, 2003 and 2004, Elliott Davis, LLC billed the Company an aggregate of $1,785 for tax fees.

All Other Fees

         All other fees include fees for all other services other than those reported above. These services include assistance with the review of the prior year's 10-KSB, Proxy Statement and preparation of Form 5500. For the years ended December 31, 2003 and 2004, respectively, Elliott Davis, LLC billed the Company an aggregate of $3,235 and $2,850 for all other fees.

         In making its decision to recommend appointment of Elliott Davis, LLC as the Company's independent auditors for the fiscal year ending December 31, 2005, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to limited possible exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2004, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2004. The Audit Committee has discussed with the Company's independent auditors, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards 61, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Elliott Davis, LLC, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Elliott Davis, LLC, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

         Franklin Hines      J. Richard Jones      Peter C. Coggeshall, Jr.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be presented at the meeting of shareholders. If matters other than those described herein should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote at such meeting in accordance with their best judgment on such matters.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

         Shareholders may obtain copies of the Company's Annual Report on Form 10-KSB required to be filed with the Securities and Exchange Commission for the year ended December 31, 2004, free of charge by requesting such form in writing from Curtis A. Tyner, Sr., President, Regional Bankshares, Inc., 206 South Fifth Street, Hartsville, South Carolina 29550. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                                      PROXY

                            REGIONAL BANKSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 12, 2005

         Curtis A. Tyner, Sr. or Gosnold G. Segars or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the Annual Meeting of Shareholders to be held on May 12, 2005, and at any adjournment thereof, as follows:

1.       ELECTION OF   [ ]FOR all nominees listed   [ ]WITHHOLD AUTHORITY
         DIRECTORS TO     below (except any I have     to vote for all  nominees
         HOLD OFFICE      written below)               below
         FOR THREE
         YEAR TERMS

Franklin Hines, J. Richard Jones, Jr., Woodward H. Morgan, III, and Gosnold G. Segars

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.

--------------------------------------------------------------------------------

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:_______________, 2005             ________________________________________


                                        ________________________________________